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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Media Contacts:
Julie Kim/Samantha Curley
Weber Shandwick
415.296.2284/415.296.2282
jkim@webershandwick.com
scurley@webershandwick.com

      PEET'S COFFEE & TEA, INC. TO EXPAND ITS DISTRIBUTION TO APPROXIMATELY
             1,200 GROCERY LOCATIONS NATIONWIDE THROUGH SAFEWAY INC.

EMERYVILLE, Calif. - April 3, 2002 - Peet's Coffee & Tea, Inc. (NASDAQ: PEET), a specialty coffee roaster and marketer, today announced that it has entered into an agreement with Safeway Inc., one of the largest food retailers in North America, to provide its products to approximately 1,200 grocery locations nationwide. The company expects to begin distribution to these locations in spring 2002. A variety of Peet's specialty coffees in 12-ounce packages will be available at selected stores owned by Safeway, Inc. including Safeway stores throughout Northern California, Seattle, Portland, Denver, Phoenix and the Baltimore/Washington DC markets; Vons and Pavilions locations in Southern California; Dominick's supermarkets in Illinois; Genuardi's Family Markets in Pennsylvania, Delaware and New Jersey; Randall's Food Markets and Tom Thumb operations in Texas; and Carrs Quality Centers in Alaska.

"We are extremely pleased to enter into this distribution agreement," said Chris Mottern, president and chief executive officer, Peet's Coffee & Tea, Inc. "We believe that Safeway shares our commitment to delivering high-quality products and customer service, and we believe that an increasing number of consumers are interested in higher quality coffee. We are pleased to be working with Safeway to introduce more consumers to the Peet's brand."

ABOUT PEET'S COFFEE & TEA, INC.
Founded in Berkeley, Calif. in 1966, Peet's Coffee & Tea, Inc. is a specialty coffee roaster and marketer of fresh, deep-roasted whole bean coffee for home and office enjoyment. Peet's fresh-roasted coffee, hand-selected tea and related items are sold in several distribution channels including specialty grocery and gourmet food stores, online and mail order, office and restaurant accounts and 60 company-owned stores in four states. For information about Peet's Coffee & Tea, Inc. visit www.peets.com or call 1-800-999-2132.

ABOUT SAFEWAY INC.
Safeway Inc. is a Fortune 50 company and one of the largest food and drug retailers in North America based on annualized sales of $34 billion. The company operates 1,759 stores in the United States and Canada and currently has approximately 200,000 employees.
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This press release contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statement relating to Peet's expectations regarding the distribution of its products to stores owned by Safeway, Inc. and to consumers' interest in higher quality coffee are "forward-looking statements." Because of the uncertainties inherent in these forward-looking statements, Peet's actual results could differ materially from those set forth in forward-looking statements. The actual distribution of Peet's products to Safeway stores depends on a variety of factors, including but not limited to, Peet's ability to implement a distribution plan for its products to Safeway, its compliance with the terms of the agreement with Safeway and its operations in general. Peet's estimates regarding its operations are based on currently available operating, financial and competitive information. Actual future results and trends may differ materially depending on a variety of factors including but not limited to Peet's ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers' tastes and preferences; and competition in its market as well as other risk factors as described more fully in Peet's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 30, 2001.